UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

Oyster Point Pharma, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-39112	81-1030955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Carnegie Center, Suite 106 Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

202 Carnegie Center, Suite 109 Princeton, New Jersey	08540
(Former address of principal executive offices)	(Zip Code)

(609) 382-9032

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OYST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02 Termination of a Material Definitive Agreement

On January 3, 2023 and in connection with the consummation of the Offer (as defined below) and the Merger (as defined below), Oyster Point Pharma, Inc. (“Oyster Point”) prepaid in full all of its outstanding obligations in respect of principal, interest, expenses, fees and other charges under the Credit Agreement and Guaranty, dated as of August 5, 2021, by and among the Company, the subsidiary guarantors party thereto, the lenders party thereto and OrbiMed Royalty & Credit Opportunities III, LP (as amended from time to time, the “OrbiMed Credit Agreement”). The aggregate payoff amount was approximately $298.8 million (the “Payoff Amount”) and, upon payment of the Payoff Amount, the obligations of Oyster Point to the lenders thereunder were satisfied in full, the OrbiMed Credit Agreement and all related loan documents were terminated and all liens and security interests granted thereunder were released and terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2022 by Oyster Point, Oyster Point entered into an Agreement and Plan of Merger, dated as of November 7, 2022 (the “Merger Agreement”), with Viatris Inc., a Delaware corporation (“Parent”), and Iris Purchaser Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). The Merger Agreement provides, among other things, that as soon as practicable following the consummation of the Offer (as defined below) and subject to the satisfaction or waiver of specified conditions, Purchaser will be merged with and into Oyster Point (the “Merger”) in accordance with Section 251(h) of the DGCL without a vote on the adoption of the Merger Agreement by Oyster Point stockholders, with Oyster Point continuing as the surviving corporation. Pursuant to the terms and subject to the conditions of the Merger Agreement, Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of Oyster Point, par value $0.001 per share (the shares thereof being referred to as the “Shares”) for (i) $11.00 per share in cash (the “Cash Amount”) plus (ii) the right to receive one contingent value right payment (“CVR)” per share, which represents the right to receive a Milestone Payment (as defined in the Offer), defined as $1.00 per share in cash if Milestone One (as defined below) is achieved or $2.00 per share in cash if Milestone Two (as defined below) is achieved, net of applicable withholding taxes and without interest (the Cash Amount plus one CVR, collectively, or any higher amount per Share paid pursuant to the Offer, the “Offer Price”). Milestone One will be met if Oyster Point both (i) recognizes at least $21.6 million net revenue from sales of TYRVAYA® (varenicline solution) Nasal Spray for the twelve months ended December 31, 2022; and (ii) achieves at least 131,822 total TYRVAYA Nasal Spray prescriptions in the United States for the twelve months ended December 31, 2022 (“Milestone One”). Milestone Two will be met if Oyster Point both (i) recognizes at least $24.0 million net revenue from sales of TYRVAYA Nasal Spray for the twelve months ended December 31, 2022; and (ii) achieves at least 146,469 total TYRVAYA Nasal Spray prescriptions in the United States for the twelve months ended December 31, 2022 (“Milestone Two”). If Milestone One is achieved and Milestone Two is not achieved, the stockholders who had shares of Oyster Point’s common stock acquired by Parent in connection with the Offer shall receive a Milestone Payment of $1.00 per share in cash. If Milestones One and Two are achieved, the stockholders who had shares of Oyster Point’s common stock acquired by Parent in connection with the Offer shall receive a Milestone Payment of $2.00 per share in cash. If Milestone One is not achieved, no Milestone Payment will become payable and stockholders who had shares of Oyster Point’s common stock acquired by Parent in connection with the Offer shall not receive additional consideration.

The Offer and related withdrawal rights expired at 12:00 midnight, Eastern Time, on December 31, 2022 (one minute following 11:59 p.m., Eastern Time, on December 30, 2022) (the “Offer Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has advised Purchaser that a total of 23,175,135 Shares (together with any Shares then owned by Purchaser and its “affiliates” (as such term is defined in Section 251(h)(6)(a) of the General Corporation Law of the State of Delaware (the “DGCL”))) had been validly tendered (and not properly withdrawn) pursuant to the Offer prior to the Offer Expiration Time, representing approximately 85.3% of the outstanding Shares as of the Offer Expiration Time. Accordingly, the Minimum Condition (as defined in the Offer) has been satisfied.

As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, on January 3, 2023, Purchaser accepted for payment all Shares that were validly tendered (and not properly withdrawn) pursuant to the Offer, and will promptly pay for all such validly tendered Shares pursuant to the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on January 3, 2023, Purchaser was merged with and into Oyster Point without a vote of the stockholders of Oyster Point in accordance with Section 251(h) of the DGCL, with Oyster Point surviving the Merger as a wholly owned subsidiary of Parent.

At the Effective Time (as defined in the Offer) of the Merger, each then-issued and outstanding Share not previously purchased in the Offer (other than Shares outstanding immediately prior to the Effective Time that were held (a) by Oyster Point (including any Shares held in treasury) or by Parent or Purchaser or any other direct or indirect wholly owned subsidiary of Parent or (b) by stockholders of Oyster Point who were entitled to appraisal rights under the DGCL and who had properly exercised and perfected, and not withdrawn or otherwise lost, such appraisal rights) was converted into the right to receive the Offer Price, without interest thereon and subject to any applicable withholding taxes.

Pursuant to the Merger Agreement, at the Effective Time, each Oyster Point option or portion thereof that is outstanding and vested pursuant to its terms and unexercised immediately prior to the Effective Time (each, a “Vested Oyster Point Option”), was cancelled and converted into the right to receive, without interest and less applicable withholding taxes, an amount in cash equal to the product of (1) the number of Shares underlying such Vested Oyster Point Option immediately prior to the Effective Time, multiplied by (2) the excess, if any, of (x) the sum of the Cash Amount and the Milestone Payment, if any, over (y) the exercise price per Share underlying such Vested Oyster Point Option. Each Vested Oyster Point Option with an exercise price per Share that is equal to or greater than the sum of the Cash Amount and the Milestone Payment, if any, shall be canceled for no consideration upon determination of the applicable Milestone Payment (if any).

Pursuant to the Merger Agreement, at the Effective Time, each Oyster Point option or portion thereof that was outstanding, unvested and unexercised with an exercise price less than $13.00 immediately prior to the Effective Time (each, a “Rollover Oyster Point Option”) will be converted into a stock option to purchase a number of shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) (rounded down to the nearest whole share) equal to the product of (i) the Equity Award Exchange Ratio (as defined below) and (ii) the number of Shares subject to such Rollover Oyster Point Option, with an exercise price per Share (rounded up to the nearest cent) that is equal to (i) the exercise price per Share of such Rollover Oyster Point Option divided by (ii) the Equity Award Exchange Ratio with such stock options subject to substantially the same terms and conditions, including vesting conditions and service schedules, as applied to the corresponding Rollover Oyster Point Option immediately prior to the Effective Time, provided that each Rollover Oyster Point Option with an exercise price per Share that is equal to or greater than the sum of the Cash Amount and the Milestone Payment, if any, will be canceled for no consideration upon determination of the applicable Milestone Payment (if any). As used herein, “Equity Award Exchange Ratio” means a fraction, (i) the numerator of which is (A) the Cash Amount if neither Milestone 1 nor Milestone 2 are achieved or (B) the sum of the Cash Amount and any Milestone Payment and (ii) the denominator of which is the average of the volume-weighted average sales price per share of Parent for each day of the consecutive period of five (5) trading days ending on (and including) the trading day that is four (4) trading days prior to the closing date of the Merger, taken to four decimal places.

At the Effective Time, each Oyster Point restricted stock unit award or portion thereof that was outstanding and vested as of immediately prior to the Effective Time (each, a “Vested Oyster Point RSU”) was cancelled and converted into the right to receive, without interest and less applicable withholding taxes, an amount in cash equal to the product of (A) the number of Shares subject to such Vested Oyster Point RSU immediately prior to the Effective Time multiplied by (B) the sum of the Cash Amount and the Milestone Payment, if any.

At the Effective Time, each Oyster Point RSU or portion thereof that is outstanding and unvested as of immediately prior to the Effective Time (each, an “Unvested Oyster Point RSU”) was converted into a restricted stock unit award of Parent with respect to a number of shares of Parent Common Stock (rounded down to the nearest whole share), equal to the product of (i) the number of shares deliverable under such Unvested Oyster Point RSU and (ii) the Equity Award Exchange Ratio with such restricted stock unit subject to substantially the same terms and conditions, including vesting conditions and service schedules, as were applicable to such Unvested Oyster Point RSU immediately prior to the Effective Time.

The aggregate consideration to be paid by Purchaser to complete the Offer and the Merger is approximately $298.8 million (exclusive of amounts that may be payable pursuant to the CVRs), without giving effect to related transaction fees and expenses.

The foregoing description of the Merger Agreement, the Offer and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Oyster Point with the SEC on November 8, 2022, and is incorporated by reference into this Item 2.01.

The information set forth in Items 3.01, 5.01 and 5.03 is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On January 3, 2023, Oyster Point notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger, requested that Nasdaq suspend trading of the Shares effective as of the close of business on January 3, 2023, and requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares, which were previously traded under the symbol “OYST”, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Oyster Point intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Oyster Point’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of Oyster Point, and Parent, as the parent entity of Purchaser, acquired control of Oyster Point.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Jeffrey Nau, Donald Santel, Michael G. Atieh, Ali Behbahani, Mark Murray, Clare Ozawa, Benjamin Tsai, Aimee Weisner, and George Eliades resigned as a member of the board of directors of Oyster Point (the “Board”) and from all committees of the Board on which such director served, effective as of the Effective Time. Such resignations were not in connection with any disagreement between any of the directors and Oyster Point. From and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Purchaser as of immediately prior to the Effective Time will be the directors of Oyster Point pursuant to the terms of the Merger Agreement.

In addition, in connection with the Merger, the officers of the surviving corporation shall be the respective individuals who served as the officers of Oyster Point as of immediately prior to the Effective Time, until their respective successors are duly appointed and qualified, or their earlier death, resignation or removal.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, in connection with the consummation of the Merger, the then in effect amended and restated certificate of incorporation and amended and restated bylaws of Oyster Point were amended and restated in their entirety. The second amended and restated certificate of incorporation of Oyster Point is attached hereto as Exhibit 3.1. The second amended and restated bylaws of Oyster Point are attached hereto as Exhibit 3.2.

The foregoing description of the second amended and restated certificate of incorporation and second amended and restated bylaws of Oyster Point does not purport to be complete and is qualified in its entirety by reference to Exhibits 3.1 and 3.2 hereto, which are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1 †	Agreement and Plan of Merger, dated as of November 7, 2022, by and among Oyster Point Pharma, Inc., Viatris Inc., and Iris Purchaser Inc. incorporated by reference to Exhibit 2.1 to the Current Report on Form 8- K filed by Oyster Point with the SEC on November 8, 2022.

3.1*	Second Amended and Restated Certificate of Incorporation of Oyster Point Pharma, Inc., dated as of January 3, 2023.

3.2*	Second Amended and Restated Bylaws of Oyster Point Pharma, Inc., dated as of January 3, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	Filed herewith
†	Schedules omitted pursuant to Item 601 of Regulation S-K. Oyster Point agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYSTER POINT PHARMA, INC.

Dated: January 3, 2023

	By:	/s/ Jeffrey Nau
Jeffrey Nau, Ph.D., M.M.S.
President, Chief Executive Officer and Director